UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2013, Thermo Fisher Scientific Inc. (the “Company”) entered into a bridge credit agreement and a term loan agreement, as described below.

A.	Bridge Credit Agreement:

The Bridge Credit Agreement (the “Bridge Credit Agreement”) is a 364-day unsecured committed bridge facility in the principal amount of $7.5 billion, among the Company and a certain Foreign Subsidiary of the Company from time to time party thereto (the “Designated Borrower”), as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, the several banks and other financial institutions or entities from time to time parties thereto (initially consisting of JPMorgan Chase Bank, N.A., Barclays Bank PLC, Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Royal Bank of Scotland plc, BNP Paribas, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, HSBC Bank USA, N.A., Morgan Stanley Senior Funding, Inc., Citibank, N.A., Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, U.S. Bank, National Association, Bank of China, New York Branch, The Bank of New York Mellon, The Bank of Nova Scotia, ING Bank N.V., Dublin Branch, Intesa Sanpaolo Spa, KBCM Bridge LLC and Nordea Bank Finland Plc) as lenders, Barclays Bank PLC, as syndication agent, and J.P. Morgan Securities LLC and Barclays Bank PLC, as joint lead arrangers and joint bookrunners. Terms used in this Item 1.01(A) and not defined herein shall have the meanings ascribed to them in the Bridge Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1.

The Closing Date of the Bridge Credit Agreement is conditioned on, among other things, the consummation of the acquisition of Life Technologies Corporation (“Life Technologies”), pursuant to that certain Agreement and Plan of Merger, dated as of April 14, 2013, among the Company, Polpis Merger Sub Co. and Life Technologies (the “Acquisition Agreement”) (the “Life Technologies Acquisition”). The Commitments automatically terminate on the earlier of the funding and disbursement of the Loans to the Company on the Closing Date or the “End Date” as defined in the Acquisition Agreement, as such date may be extended pursuant to the Acquisition Agreement.

The proceeds of the Loans may be used by the Company to fund, in whole or in part, the Life Technologies Acquisition, including the payment of any indebtedness of Life Technologies and to pay all or a portion of the costs incurred by the Company or any of its Subsidiaries in connection with the Life Technologies Acquisition, the transactions contemplated by the Acquisition Agreement, or the transactions contemplated by the Bridge Credit Agreement and related documents. Loans can be Base Rate Loans or Eurocurrency Rate Loans. Each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 1.00% to 2.00% based on the Company’s Debt Ratings. Each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.00% to 1.00% based on the Company’s Debt Ratings. In addition, the Company has agreed to pay (a) a non-refundable ticking fee in an amount per annum equal to the product of the ticking fee rate (ranging from 0.100% to 0.300% based on the Company’s Debt Ratings) and the actual daily aggregate amount of the Aggregate Commitments as in effect from June 13, 2013 to the earlier of the date of termination of the Aggregate Commitments and the Closing Date, (b) a non-refundable funding fee equal to 0.60% of the aggregate principal amount of the Loans funded on the Closing Date, and (c) a non-refundable duration fee on the 90th, 180th and 270th day after the Closing Date in an amount equal to the product of the Duration Fee Rate (0.50% 90 days after the Closing Date, 0.75% 180 days after the Closing Date, and 1.00% 270 days after the Closing Date) and the aggregate principal amount of the Loans outstanding on such day.

The Bridge Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, dispositions of property and transactions with affiliates. The Bridge Credit Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than (i) for any fiscal quarter ending during the period from the Closing Date to the day prior to the date that is six months after the Closing Date, 5.5 to 1.0, and (ii) for any fiscal quarter ending during the period from the date that is six months after the Closing Date and until the Maturity Date, 4.5 to 1.0. The Company must also maintain a minimum interest coverage ratio of 3.0 to 1.0.

The obligations of the Designated Borrower under the Bridge Credit Agreement are guaranteed by the Company. In accordance with the terms of the Bridge Credit Agreement, the Company executed a Company Guaranty, dated as of May 31, 2013 (the “Bridge Guaranty”), in favor of the Administrative Agent and the Lenders. The form of the Bridge Guaranty is included as Exhibit F to the Bridge Credit Agreement.

B.	Term Loan Agreement:

The Term Loan Agreement (“Term Loan Agreement”) is a 3-year unsecured term loan facility in the principal amount of $5.0 billion, among the Company and a certain Foreign Subsidiary of the Company from time to time party thereto (the “Designated Borrower”), as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, the several banks and other financial institutions or entities from time to time parties thereto (initially consisting of JPMorgan Chase Bank, N.A., Barclays Bank PLC, Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Royal Bank of Scotland plc, BNP Paribas, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, HSBC Bank USA, N.A., Morgan Stanley Bank, N.A., Citibank, N.A., Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, U.S. Bank, National Association, Bank of China, New York Branch, The Bank of New York Mellon, The Bank of Nova Scotia, ING Bank N.V., Dublin Branch, Intesa Sanpaolo Spa, Nordea Bank Finland Plc, The Royal Bank of Scotland Finance Ireland, Bank of the West, Key Bank National Association and First Hawaiian Bank) as lenders, Barclays Bank PLC and Bank of America, N.A., as co-syndication agents, J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers, J.P. Morgan Securities LLC, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd., RBS Securities Inc., BNP Paribas Securities Corp., Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, HSBC Bank USA, N.A. and Morgan Stanley Senior Funding, Inc. as joint bookrunners, The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Royal Bank of Scotland plc, BNP Paribas, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, HSBC Bank USA, N.A. and Morgan Stanley Senior Funding, Inc. as co-documentation agents, and Citibank, N.A., Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, U.S. Bank, National Association, Bank of China, New York Branch, The Bank of New York Mellon, The Bank of Nova Scotia, ING Bank N.V., Dublin Branch, Intesa Sanpaolo Spa, Key Bank National Association and Nordea Bank Finland Plc as co-agents. Terms used in this Item 1.01(B) and not defined herein shall have the meanings ascribed to them in the Term Loan Agreement, which is attached to this Form 8-K as Exhibit 10.2.

The Closing Date of the Term Loan Agreement is conditioned on, among other things, the consummation of the Life Technologies Acquisition. The Commitments automatically terminate on the earlier of the funding and disbursement of the Loans to the Company on the Closing Date or the “End Date” as defined in the Acquisition Agreement, as such date may be extended pursuant to the Acquisition Agreement.

The proceeds of the Loans may be used by the Company to fund, in whole or in part, the Life Technologies Acquisition, including the payment of any indebtedness of Life Technologies and to pay all or a portion of the costs incurred by the Company or any of its Subsidiaries in connection with the Life Technologies Acquisition, the transactions contemplated by the Acquisition Agreement, or the transactions contemplated by the Term Loan Agreement and related documents. Loans can be Base Rate Loans or Eurocurrency Rate Loans. Each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 1.00% to 2.00% based on the Company’s Debt Ratings. Each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.00% to 1.00% based on the Company’s Debt Ratings. In addition, the Company has agreed to pay a commitment fee equal to a margin of 0.10% to 0.30% based on the Company’s Debt Ratings times the actual daily amount of the Aggregate Commitments in effect, accruing beginning on July 30, 2013 and continuing until the earlier of the date of termination of the Aggregate Commitments and the Closing Date.

The Term Loan Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, dispositions of property and transactions with affiliates. The Term Loan Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than (i) for any fiscal quarter ending during the period from the Closing Date to the day prior to the date that is six months after the Closing Date, 5.5 to 1.0, (ii) for any fiscal quarter ending during the period from the date that is six months after the Closing Date and until the day prior to the date that is twelve months after the Closing Date, 4.5 to 1.0, (iii) for any fiscal quarter ending during the period from the date that is twelve months after the Closing Date and until the day prior to the date that is eighteen months after the Closing Date, 4.0 to 1.0, and (iv) for any fiscal quarter ending during the period from the date that is eighteen months after the Closing Date and until the Maturity Date, 3.5 to 1.0. The Company must also maintain a minimum interest coverage ratio of 3.0 to 1.0.

The obligations of the Designated Borrower under the Term Loan Agreement are guaranteed by the Company. In accordance with the terms of the Term Loan Agreement, the Company executed a Company Guaranty, dated as of May 31, 2013 (the “Term Loan Guaranty”), in favor of the Administrative Agent and the Lenders. The form of the Term Loan Guaranty is included as Exhibit F to the Term Loan Agreement.

The foregoing descriptions of the Bridge Credit Agreement, the Bridge Guaranty, the Term Loan Agreement and the Term Loan Guaranty do not purport to be complete statements of the parties’ rights under such agreements and are qualified in their entirety by reference to the full text of the Bridge Credit Agreement (including exhibits) and the Term Loan Agreement (including exhibits), which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

In the ordinary course of business, certain of the lenders under the Bridge Credit Agreement and the Term Loan Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received compensation and may receive compensation in the future.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 under the headings “Bridge Credit Agreement” and “Term Loan Agreement” is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: June 4, 2013	By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Bridge Credit Agreement, dated May 31, 2013, among the Company, a certain Foreign Subsidiary of the Company from time to time party thereto, JPMorgan Chase Bank, N.A. and each lender from time to time party thereto.

10.2	Term Loan Agreement, dated May 31, 2013, among the Company, a certain Foreign Subsidiary of the Company from time to time party thereto, JPMorgan Chase Bank, N.A. and each lender from time to time party thereto.